EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY


      This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock of Microcom, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 2 of the Offer to Purchase.

           To: ChaseMellon Shareholder Services, LLC, as Depositary


By Mail:                  By Facsimile:               By Hand or
                                                      Overnight Courier:
Reorganization           (for Eligible                Reorganization
 Department               Institutions only)           Department
P.O. Box 3301            (201) 329-8936               120 Broadway, 13th Floor
South Hackensack,         Confirm by                 New York, NY 10271
   NJ 07606               Telephone:
                         (201) 296-4209



Ladies and Gentlemen:

      The undersigned hereby tenders to Compaq-Boston, Inc., a Massachusetts corporation (the "Purchaser") and a wholly-owned subsidiary of Compaq Computer Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 16, 1997 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _______ shares of Common Stock, $0.01 par value per share (the "Shares"), of Microcom, Inc., a Massachusetts corporation, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.


Certificate Nos. (if available):              SIGN HERE


_____________________________       _____________________________
                                            (Signature(s))

_____________________________       _____________________________
                                        (Name(s)) (Please Print)
If shares will be tendered by
 book-entry transfer:               _____________________________
Name of Tendering                             (Address)
Institution _________________
Account No. _______________at       _____________________________
                                              (Zip Code)




  [ ] The Depository Trust
       Company

  [ ] Philadelphia Depository       _____________________________
       Trust Company                (Area Code and Telephone No.)




                                 GUARANTEE
                 (Not to be used for signature guarantee)


      The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market System trading days of the date hereof.



                 ____________________________________________.
                                (Name of Firm)


                 ____________________________________________.
                            (Authorized Signature)


                 ____________________________________________.
                                    (Name)


                 ____________________________________________.
                                   (Address)


                 ____________________________________________.
                                  (Zip Code)


                 ____________________________________________.
                         (Area Code and Telephone No.)


Dated: __________________, 199_.